PROSPECTUS NEWTEKONE, INC. Common Stock ____________ Offered pursuant to the 2023 STOCK INCENTIVE PLAN ____________ THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. ____________ This prospectus relates to the offering by NewtekOne, Inc. (the “Company”) to select employees and directors of the Company and its subsidiaries up to 3,000,000 shares of common stock of the Company with a par value of $0.02 per share (“Common Stock”) pursuant to the Company’s 2023 Stock Incentive Plan (the “Plan”). The shares are issuable upon the exercise of options and the issuance of shares as or in settlement of other awards under the Plan, in each case granted on such terms and conditions as are specified in the Plan and as may be determined from time to time by the Compensation, Corporate Governance and Nominating Committee (the “Nominating Committee”) of the Board of Directors of the Company (the “Board”). The Common Stock is listed on the NASDAQ under the symbol “NEWT”. The principal office of the Company is located at 4800 T-Rex Avenue, Suite 120, Boca Raton, Florida 33431, and its telephone number is (212) 356-9500. Additional information about the Plan may be obtained from the Company at 1981 Marcus Avenue, Suite 130, Lake Success, New York 11042 (Attention: Corporate Secretary). This prospectus may not be used for reoffers or resales of Common Stock acquired under the Plan by “affiliates” (directors, executive officers and other controlling persons) of the Company. Directors and officers of the Company should also give careful consideration to the short-swing profit provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All persons, including directors and executive officers, who obtain shares pursuant to the Plan should sell such shares only after consideration of the laws prohibiting trading on the basis of inside information and of their personal tax situation. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. ____________ The date of this prospectus is July 3, 2023

-1- TABLE OF CONTENTS Page General Information Regarding the Plan ............................................................ 1 Summary of Awards Available Under the Plan .................................................. 2 Other Matters ...................................................................................................... 3 Summary of Federal U.S. Tax Consequences .................................................... 4 Restrictions on Resale of Common Stock .......................................................... 6 Incorporation by Reference of Information Concerning the Company .............. 6 Additional Information About the Plan .............................................................. 7 General Information Regarding the Plan On April 26, 2023, the Board and the Nominating Committee approved the adoption of the Plan, followed by approval of the Company’s shareholders at the Annual Meeting of Shareholders, which took place on June 14, 2023. The purpose of the Plan is to advance the interests of the Company through providing select employees and directors of the Company with the opportunity to acquire Common Stock. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentives to promote the success of the business. The Board may from time to time amend the terms of the Plan and, with respect to any shares of Common Stock at the time not subject to awards made pursuant to the Plan (“Awards”), suspend or terminate the Plan, subject to applicable requirements in (a) the Company’s articles of incorporation or by-laws and (b) applicable law and orders. Unless sooner terminated, the Plan shall terminate on the day before the 10th anniversary of the date the Plan is approved by the shareholders of the Company. No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair the balance credited to the participant’s account or any rights or obligations under any Award theretofore granted. The following summary description of the Plan does not purport to be a complete description of the Plan or of the provisions summarized herein and is qualified in its entirety by reference to the actual text of the Plan and the terms and conditions of the written agreements evidencing the grant of shares of Common Stock under the Plan. A copy of the Plan and any additional information with respect thereto (including information about its administrators) is available upon request from NewtekOne, Inc., 1981 Marcus Avenue, Suite 130, Lake Success, New York 11042, Attention: Corporate Secretary or call (212) 356-9500. The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, and it is not a qualified plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Administration. The Plan is to be administered by the Nominating Committee, which is comprised solely of directors who are considered independent under the applicable listing standards of the NASDAQ. Subject to the terms and conditions of the Plan, the Nominating Committee is authorized to select participants, grant awards, determine the form and content of Awards to be issued under the Plan, interpret the Plan, and thereof, prescribe, amend and rescind rules and regulations relating to the Plan, amend any outstanding agreements in any respect, including, without limitation, to accelerate the time or times at which the Award becomes vested, unrestricted, may be exercised or delivered in connection with a termination and and make all other determinations which may be necessary or advisable for the administration of the Plan. In addition, the entire Board may itself act to administer the Plan.

-2- Eligibility. The persons eligible to receive awards under the Plan are employees of the Company and its subsidiaries and the members of the Board. Any shares of restricted stock or options that are granted under the Plan will be for compensatory purposes only and will not involve payment of any cash consideration by any participant to us. The Company expects that all employees of the Company and its subsidiaries, and the Company’s nonemployee directors will be eligible to receive awards under the Plan. The maximum dollar value of shares of Common Stock for which a nonemployee director may be granted awards in any calendar year will be fifty thousand dollars ($50,000). Awards Under the Plan. The Plan provides for the granting of stock-based Awards. Stock-based Awards may be in the form of options and restricted stock, in each case in respect of Common Stock. Securities to be Offered. The Plan provides for grants on up to 3,000,000 shares of Common Stock. Such shares may either be authorized but unissued shares or shares held in treasury. Shares of Common Stock subject to Awards that are assumed, converted or substituted under the Plan as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) will not count against the number of shares that may be granted under the Plan. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the maximum number of shares available for grant under the Plan, subject to applicable stock exchange requirements. Shares subject to an Award that is forfeited (including any shares of restricted stock repurchased by the Company at the same price paid by the participant so that such shares are returned to the Company) or expires, to the extent of such forfeiture or expiration, will be available for future grants of Awards under the Plan and will be added back in the same number of shares as were deducted in respect of the grant of such Award. The payment of dividends in cash in conjunction with any outstanding Awards will not be counted against the shares available for issuance under the Plan. Shares tendered by a participant or withheld by the Company in payment of the exercise price of an option or to satisfy any tax withholding obligation with respect to an Award will not again be available for Awards. Summary of Awards Available Under the Plan Options. The Nominating Committee is authorized to grant incentive stock options and non-qualified stock options. No more than 500,000 shares (as adjusted pursuant to the provisions of Section 11 of the Plan) that can be delivered under the Plan may be issued through incentive stock options. The exercise price of an option is determined by the Nominating Committee, but may not be less than the fair market value of the shares on the date of grant. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events, generally are fixed by the Nominating Committee, subject to a restriction that no option may have a term exceeding 10 years. Stock options may be exercised by payment of the exercise price in cash, through broker- assisted cashless exercise procedures or by surrender of other outstanding awards having a fair market value equal to the exercise price. Under the terms of the Plan, the Nominating Committee may not reduce the exercise price of any stock option without shareholder approval. All grants of options shall be subject to a minimum vesting schedule of at least 12 months following the date of grant, provided that vesting may accelerate in connection with death, a Change in Control (as defined in the Plan) or other involuntary termination. Incentive Stock Options. Generally, incentive stock options are options that may provide certain federal income tax benefits to a grantee not available with non-qualified stock options. Incentive stock options are subject to the same Plan provisions as non-qualified stock options, except that:  In order to receive the tax benefits, a grantee must hold the shares acquired upon exercise of an incentive stock option for at least two years after the grant date and at least one year after the exercise date.  The aggregate fair market value of Shares (determined on the grant date) with respect to which incentive stock options are exercisable for the first time by a grantee during any calendar year

-3- (whether issued under the Plan or any other plan of the Company or its subsidiaries) may not exceed $100,000.  No incentive stock option (other than an incentive stock option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an incentive stock option under the Code.  In the case of an incentive stock option granted to any individual who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, the exercise price per share must be at least 110% of the fair market value of a Share at the time the incentive stock option is granted, and the incentive stock option cannot be exercisable more than five years from the grant date. Restricted Stock. The Nominating Committee is authorized to grant restricted stock Awards. A grant of restricted stock is a grant of shares of the Company’s Common Stock that, at the time of issuance, are subject to certain forfeiture provisions, and thus are restricted as to transferability until the forfeiture restrictions have lapsed. The restrictions on the restricted stock issued pursuant to the Plan may relate to continued employment with the Company (lapsing either on an annual or other periodic basis or on a “cliff” basis (at the end of a stated period of time)) or other restrictions deemed by the Nominating Committee from time to time to be appropriate and in the Company’s and the Company’s shareholders’ best interests, including the achievement of performance goals. All grants of restricted stock shall be subject to a minimum vesting schedule of at least 12 months following the date of grant, provided that vesting may accelerate in connection with death, a Change in Control or other involuntary termination. Notwithstanding the foregoing, up to 5% of the shares available for grant under the Plan may be granted with a minimum vesting schedule that is shorter than the 12 months mandated by the Plan. Prior to the end of the restricted period, shares received as restricted stock may not be sold or disposed of by participants, and may be forfeited in the event of termination of employment. The restricted period generally is established by the Nominating Committee. An Award of restricted stock entitles the participant to all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Nominating Committee. Performance Awards. An Award may be in the form of an Award subject to the attainment of one or more performance goals (“Performance Awards”). The terms, conditions and limitations applicable to a Performance Award shall be determined by the Nominating Committee, but in all cases such Performance Award will take the form of either an option or restricted stock. The Nominating Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the participant and/or the portion that may be exercised. Performance Awards granted to participants shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Nominating Committee or its delegate shall determine in its sole discretion. Other Matters Limits on Individual Grants. The maximum dollar value of shares of Common Stock for which a non- employee director may be granted Awards in any calendar year is fifty thousand dollars ($50,000). Limits on Grants of Restricted Stock. The amount of restricted stock issued and outstanding will not at the time of issuance of any shares of restricted shares exceed ten (10%) percent of the outstanding voting securities of the Company. No single person shall be granted Awards of restricted stock relating to more than 25% of the shares reserved for issuance under the Plan. Transferability. Incentive stock options and restricted stock may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of this Plan, a participant who holds non-qualified stock options may transfer such Awards to his or her spouse, lineal ascendants, or to a duly established trust for the benefit of one or more of these individuals. The Awards so transferred may thereafter be transferred only to the participant who originally received the grant or to an individual or trust to whom the participant could have initially transferred

-4- the Awards pursuant to Section 12 of the Plan. Awards which are transferred pursuant to Section 12 of the Plan shall be exercisable or earned by the transferee according to the same terms and conditions as applied to the participant. Notwithstanding any other provision of the Plan to the contrary, Common Stock that is received pursuant to an Award may not be sold within the six-month period following the grant date of that Award, except in the event of the participant’s death or disability, or such other event as the Board may specifically deem appropriate. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of Section 12 of the Plan will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the agreements will be binding upon any permitted successors and assigns. Clawback. Any shares of Common Stock awarded or acquired pursuant to the Plan are subject to any policies, including any clawback, recoupment or stock ownership policies, that are in effect from time to time. Any portion of shares of Common Stock awarded or acquired pursuant to the Plan is subject to forfeiture, recovery by the Company or other action pursuant to any policies which the Company may adopt from time to time pursuant to laws or regulations, including without limitation, any such policy which the Company may be required to adopt under applicable law. Recapitalizations; Stock Splits, Etc. In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities, any stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar transactions or events, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Plan, then the Nominating Committee shall make equitable adjustments in (i) the number and kind of shares of Common Stock deemed to be available thereafter for grants of Awards under the Plan, (ii) the number and kind of shares that may be delivered or deliverable in respect of outstanding Awards, and (iii) the exercise price to prevent such dilution or enlargement of rights. Withholding Tax. The Company’s obligation to deliver shares of Common Stock or make cash payments pursuant to an Award shall be subject to the participant’s sole responsibility to satisfy all applicable federal, state and local income and employment tax withholding obligations. To the extent that the Company is required to withhold any federal, state or local income and employment taxes in respect of any compensation income realized by the participant in respect of Common Stock acquired pursuant to an Award, or in respect of any Common Stock becoming vested, then the Company shall deduct from any payments of any kind otherwise due to such participant the aggregate amount of such federal, state or local income and employment taxes required to be so withheld. If no such payments are due or to become due to such participant, or if such payments are insufficient to satisfy such federal, state or local income or employment taxes, then such participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. The Nominating Committee, in its discretion, may permit the participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold shares of Common Stock, or to deliver to the Company shares of Common Stock that the participant already owns, having a value equal to the amount required to be withheld. The value of the shares of Common Stock to be withheld, or delivered to the Company, shall be based on the market value of the Common Stock on the date the amount of tax to be withheld is determined. As an alternative, the Company may retain, or sell without notice, a number of such shares of Common Stock sufficient to cover the amount required to be withheld. Summary of Federal U.S. Tax Consequences The following is a description of the principal United States federal income tax consequences of Awards under the Plan based on present United States federal tax laws. United States federal tax laws may change from time to time and any legislation that may be enacted in the future by the United States Congress may significantly affect the United States federal income tax consequences described below. No representation is or can be made regarding whether any such legislation will or may be enacted and/or the impact of any such legislation. The description below does not purport to be a complete description of the tax consequences associated with Awards under the Plan applicable to any particular recipient of an Award under the Plan. Differences in each individual’s financial situation may cause United States federal, state and local tax consequences of Awards under the Plan to vary. The following discussion does not purport to be complete; each participant is urged to consult his or her personal tax

-5- advisor regarding the United States federal, state and local tax consequences to such participant of participating in the Plan. Incentive Stock Options. There are no immediate U.S federal income tax consequences of receiving an incentive stock option under the Plan. Upon the exercise, the incentive stock option holder will not recognize ordinary income for federal income tax purposes. However, the excess of the fair market value of the stock subject to an incentive stock option over the exercise price of such incentive stock option (the “Option Spread”) is included in the incentive stock option holder’s “alternative minimum taxable income” for purposes of the alternative minimum tax. If the incentive stock option holder does not dispose of the stock acquired upon exercise of an incentive stock option until more than two years after the option grant date and more than one year after exercise of the option, any gain (or loss) upon sale of the shares will be a long-term capital gain (or loss). If shares are sold or otherwise disposed of before these periods have expired, which is referred to as a disqualifying disposition, the Option Spread at the time of exercise of the incentive stock option (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain (which will be long- term capital gain if the shares have been held more than one year after the date of exercise of the option). The Company is not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the incentive stock option holder has taxable ordinary income on a disqualifying disposition. Non-Qualified Stock Options. A participant generally will not be taxed upon the grant of a non-qualified stock option. Rather, at the time of exercise of such non-qualified stock options, the option holder will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the option holder recognizes as ordinary income. However, unless the Company has ordinary income (as distinct from capital gains) in excess of such deductions and its other expenses, the Company will be unable to utilize such deductions. If shares acquired upon exercise of an non-qualified stock options are later sold or exchanged, then the difference between the amount received upon such sale, exchange or disposition and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the holder) depending upon the length of time such shares were held by the holder. In accordance with applicable Department of Treasury regulations, the Company will require any employee who exercises an option to pay to the Company an amount sufficient to satisfy required tax withholding in respect of such compensation income at the time of exercise. The Plan permits the Company to withhold shares to satisfy the tax withholding, rather than require employees to pay the Company cash. If the Company withholds shares to satisfy this tax withholding obligation, instead of requiring the payment of cash, the employee will nonetheless will be required to include in income the fair market value of the shares withheld. Restricted Stock. Generally, a grant of restricted stock of the Company’s Common Stock which is subject to vesting and transfer restrictions, will not result in taxable income to the recipient for U.S. federal income tax purposes or a tax deduction to the Company in the year of the grant. Instead, the value of the shares will generally be taxable to the recipient as ordinary income in the years in which the restrictions on the shares lapse. Such value will be the fair market value of the shares on the dates the restrictions lapse. Any recipient, however, may elect pursuant to Section 83(b) of the Code to treat the fair market value of the shares on the date of grant as ordinary income in the year of the grant, provided the recipient makes the election within 30 days after the date of the grant. In any case, the Company would receive a deduction corresponding to the amount of compensation included in the recipient’s income in the year in which that amount is so included. However, unless the Company has ordinary income (as distinct from capital gains) in excess of such deductions and its other expenses, the Company will be unable to utilize such deductions. In accordance with applicable regulations, the Company will require any employee who is a recipient to pay to the Company an amount sufficient to satisfy required tax withholding in respect of such compensation income at the time the restrictions on the shares lapse or the recipient makes a Section 83(b) election. The Plan permits the Company to withhold shares to satisfy the tax withholding, rather than require employees to pay the Company cash. If the Company withholds shares to satisfy this tax withholding obligation, instead of requiring the

-6- payment of cash, the employee will nonetheless will be required to include in income the fair market value of the shares withheld. Exercise with Shares. Based upon a published ruling of the Internal Revenue Service, a participant who pays the exercise price upon exercise of an non-qualified stock option, in whole or in part, by delivering shares of the Company's Common Stock already owned by him will recognize no gain or loss for federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above for non-qualified stock options. With respect to shares acquired upon exercise equal in number to the shares surrendered, the basis per share will be equal to the basis per share of the shares surrendered, and the holding period for capital gains purposes will include the holding period of the shares surrendered. The basis of additional shares received upon exercise will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised. Section 280G of the Code. Under certain circumstances, the accelerated vesting of options or restricted stock in connection with a Change in Control may be deemed an “excess parachute payment” for purposes of the golden parachute excise tax provisions of Section 280G of the Code. To the extent it is so considered, a participant may be subject to a 20% excise tax and the Company may be denied a United States federal income tax deduction. Section 409A. Section 409A of the Code imposes requirements on nonqualified deferred compensation plans, including the timing of elections to defer, the timing of distributions and prohibitions on the acceleration of distributions. Failure to satisfy these requirements may result in the immediate taxation of the arrangement, the imposition of an additional 20% income tax on the participant and a penalty rate of interest on the unpaid tax. Awards under the Plan are generally intended to be exempt or comply with Section 409A of the Code. Notwithstanding the foregoing, there is no commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person who participates or is eligible to participate in the Plan. Other Tax Consequences. State tax consequences may in some cases differ from those described above. In addition, Awards made under the Plan may be made to persons who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above. Restrictions on Resale of Common Stock Certain officers and directors of the Company are subject to the reporting and “short swing” profits liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such provisions may restrict resale of Common Stock issued by the Company to any such person. In addition, shares received by a person deemed an “affiliate” of the Company under the Securities Act must be registered for resale by such person. Rule 405 under the Securities Act defines “affiliate” as “a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with” the Company. The foregoing is not intended to be a complete statement of applicable law and any person to whom the foregoing may apply should consult his or her own legal counsel. Incorporation by Reference of Information Concerning the Company The rules of the SEC allow the Company to “incorporate by reference” information into this prospectus. This means that the Company can disclose important information by referring to another document. Any information referred to in this way is considered part of this prospectus from the date of filing such documents, and any reports filed with the SEC after the date of this prospectus and before the date that the offering of these securities is terminated will automatically update and supersede any information contained in this prospectus or incorporated in this prospectus by reference. The Company incorporates by reference into this prospectus the following documents filed with the SEC: (a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023;

-7- (b) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 11, 2023; (c) The Company’s Current Reports on Form 8-K (other than information furnished rather than filed) filed on January 6, 2023 (as amended by the Form 8-K/A filed on January 27, 2023), January 13, 2023, January 17, 2023, January 24, 2023, January 24, 2023, February 7, 2023, February 27, 2023, February 27, 2023, March 6, 2023, April 6, 2023, April 19, 2023, May 9, 2023, May 16, 2023, May 19, 2023, May 30, 2023, June 14, 2023, June 16, 2023, June 26, 2023 and June 27, 2023; (d) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-36742), as filed with the SEC on November 12, 2014, including any amendment or report filed for the purpose of updating such description. (e) All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this prospectus and prior to the filing of a post- effective amendment to the registration statement on Form S-8 to which this prospectus relates, indicating that all securities offered have been sold or which deregisters all securities then remaining unsold. The documents listed above will be deemed to be incorporated by reference in this prospectus and to be a part hereof from their respective dates of filing, in each case, except for the portions of such documents furnished or otherwise not filed with the SEC which are deemed not to be incorporated by reference into this prospectus (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”). Any statement contained in an Incorporated Document will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The Company will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents (excluding exhibits unless such exhibits are specifically incorporated by reference into such documents) referred to above which have been or may be incorporated by reference into this prospectus. Such documents and information may be requested from NewtekOne, Inc., 1981 Marcus Avenue, Suite 130, Lake Success, New York 11042, Attention: Corporate Secretary or by calling (212) 356- 9500 or by visiting newtekone.com. The Company’s filings with the SEC are also available over the internet at http://www.sec.gov. The information on those websites is not part of this prospectus. The Company has not authorized anyone to provide any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus. The Company takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities covered hereby in any jurisdiction or to any person to whom it is unlawful to make such offer in such jurisdiction. The information contained or incorporated by reference in this prospectus is accurate as of the dates of the applicable documents. The Company’s business, financial condition, results of operations and prospects may have changed since the applicable dates. Neither the delivery of this prospectus nor any sale made hereunder will create, under any circumstances, any implication that there has been no change in the facts herein set forth since the date hereof. Additional Information About the Plan The Company has filed a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), with respect to the shares of Common Stock that the Company may issue under the Plan. As permitted by the Securities and Exchange Commission (the “SEC”), this prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information, reference is made to the Registration Statement, including the exhibits thereto.

-8- The information contained in this prospectus, together with the documents incorporated by reference herein and in the Registration Statement (as described above under “Incorporation of Certain Documents by Reference”) constitute a prospectus in accordance with the provisions of Section 10(a) of the 1933 Act, for purposes of offering shares pursuant to the Plan. If you receive an award under the Plan, the Company will make the following documents available to you, without charge, upon your written or oral request: (i) each document incorporated by reference in the Registration Statement or this prospectus (not including exhibits unless such exhibits are specifically incorporated by reference into the information that is incorporated therein), (ii) the Plan and (iii) the grant agreement(s) relating to your awards. In addition, whenever the Company makes a general distribution to its shareholders of any report, proxy statement or other communication, the Company will at the same time send such materials to you, to the extent required by SEC rules. In order to request any of the material referred to in the first sentence of this paragraph or to obtain further information regarding the Plan and its administrators, please contact NewtekOne, Inc., 1981 Marcus Avenue, Suite 130, Lake Success, New York 11042, Attention: Corporate Secretary, telephone number (212) 356- 9500. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the items listed below. The address of this Internet site is http://www.sec.gov.